Item 77Q1(f) Letter from independent accountants furnished pursuant to sub-items 77K

                       [PRICEWATERHOUSECOOPERS LETTERHEAD]







                                                                 March 15, 1999


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549


RE: MASSMUTUAL INSTITUTIONAL FUNDS (1933 Act File No. 33-73824; 1940 Act File No. 811-8274)

Ladies and Gentlemen:

PricewaterhouseCoopers   LLP  ("PwC")  hereby   furnishes  this  letter  to  the
Securities and Exchange Commission ("SEC") pursuant to Regulation section 229.304(a)(3) of the Exchange Act with respect to MassMutual Institutional Funds ("Registrant"). PwC agrees with the statements made by Registrant in Item 77K to Registrant's N-SAR for the semi-annual period ending December 31, 1998.


Respectfully submitted,




PricewaterhouseCoopers LLP